Exhibit 99.1
FINAL TRANSCRIPT
Thomson StreetEventsSM
SWHC — Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Event Date/Time: Dec. 03. 2009 / 10:00PM GMT

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
CORPORATE PARTICIPANTS
Liz Sharp
Smith & Wesson Holding Corporation — VP of IR
Mike Golden
Smith & Wesson Holding Corporation — President, CEO
Bill Spengler
Smith & Wesson Holding Corporation — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Reed Anderson
DA Davidson — Analyst
Chris Krueger
Northland Securities — Analyst
Rommel Dionisio
Wedbush Securities — Analyst
Cai von Rumohr
Cowen & Co — Analyst
Chidozie Ugwumba
Neuberger Berman — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen and welcome to the quarter two, 2010 Smith & Wesson Holding Corporation earnings conference call. I’ll be your operator for today. At this time, all participants are in listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Ms. Liz Sharp, Vice President of Investor Relations. Please proceed.

Liz Sharp — Smith & Wesson Holding Corporation — VP of IR
Thank you and good afternoon. Before we begin the formal part of our presentation, let me tell you that what we are about to say as well as any questions that we may answer could contain predictions, estimates and other forward-looking statements. Our use of words like project, estimate, expect, forecast, and other similar expressions is intended to identify those forward-looking statements. Any forward-looking statements that we might make represent our current judgment on what the future holds. As such, those statements are subject to a variety of risks and uncertainties. Important risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings. including our Forms S3, 10-K and 10-Q. I encourage you to review those documents.
A replay of this call can be found on our website later today at www.Smith-Wesson.com. This conference call contains time sensitive information that is accurate only as of the time hereof. If any portion of this presentation is rebroadcast, retransmitted, or redistributed at a later date, we will not be reviewing or updating the material content herein. Our actual results could differ materially from these statements. Our speakers on today’s call are Mike Golden, President and CEO, and Bill Spengler, Executive Vice President and Chief Financial Officer. With that, I’ll turn you over to Mike.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Thank you, Liz. And thanks everyone for joining us. Our second quarter is the first full quarter in which our results reflect two segments under the Smith & Wesson umbrella. The Firearms business and the Perimeter Security business. Together, they helped us to deliver another quarter of record setting revenue and net income results. Moreover, they combined to make us a growing presence in the world of security and protection.
Let me start with the Perimeter Security business. USR continued to deliver the strong growth that drove our decision to purchase the Company in July. In our second quarter, USR’s revenue and backlog both more than doubled compared to a year ago. In fact, backlog has grown about 19% from $37 million to $44 million in just the three months since we completed the acquisition. In our second quarter, USR continued to secure new business, leveraging its broad and deep portfolio of products and services. Three of these contracts demonstrate the value of this depth. Each calling for a different combination of materials, installation, and GRAB barriers.
They included the National Guard facility in St. Croix, a Veterans Hospital, and a petrochemical facility in the Midwest. In addition to these contracts, USR also secured orders to provide security enhancements at two Air Force bases in the US. One of these is especially noteworthy, and that is an order for Minot Air Force Base in North Dakota. Minot literally specified our GRAB system when they put this project out for bid. Because of USR’s quality products, including its patented GRAB barrier systems, we are well positioned to continue winning in future military and commercial business.
Now let me move on to our Firearms business. First, I want to extend a warm welcome to Mr. James Debney, who we recently hired to head up our Firearms business. James has a track record of developing and executing sales and marketing strategies that grow the top line while delivering profitability. He is seasoned in multi-factory international companies in consumer and industrial markets. This makes him well-suited to implement our Firearms strategy, which is to expand our reach in both the professional and consumer markets. I look forward to James’ contributions as we grow.
Our Firearms business remained very strong throughout our send quarter. And we again capitalized on the strong demand for our tactical rifles, pistols and revolvers. Sales into the consumer channel were up by over 30% in our second quarter to over $75 million. Mix data for the number of background checks conducted in the month of November came in at 20% lower than November of last year, which was expected. While mix is off its high from earlier this year, this data reflects a total of 1.2 million background checks in October, and 1.2 million background checks in November. Now, remember, this number basically represents purchases. And if you look at mix data by month, 1.2 million checks represents the largest monthly number for any single month prior to the surge in 2008. These numbers really tell the story. This market remains large.
Law Enforcement sales grew 29% over Q2 of last year. And the adoption of our M&P pistols and tactical rifles are at all time highs. Our M&P pistol continues win at a rate over 80% and the M&P tactical rifle wins at a rate of over 90% when we compete for police department business. We don’t always issue press releases for our police agency wins, for a variety of reasons including competitive advantage. So let me highlight some of those wins for you today, on today’s call. These are departments that gave us orders this quarter for our M&P pistols and/or tactical rifles. Some of the departments are the Tampa Police Department, the North Carolina Highway Patrol, the Washington State Patrol, Prince George County Police, Albuquerque Police, California Parks and Recreation and the Miami-Dade Police Department. In total, these departments represent over 10,000 new officers that are carrying our M&P products.
On the military front, we continue to monitor the situation and stand well prepared to enter our M&P pistol and M&P carbine into competition when those opportunities present themselves. We continue to believe as we reported earlier that those competitions will commence in calendar year 2010. Our International Firearms business grew 13% in the quarter, totaled $8.5 million. The International market continues to be an exciting opportunity, and our success here can be directly tied to the ongoing adoption of our M&P product line. For example, this quarter we filled an order for the Puerto Rico national police for an initial purchase of 3500 of our M&P 40s. Puerto Rico actually represents a much larger opportunity than that, with potential follow-on orders in the future. Other notable International orders this quarter came from police agencies in Mexico and Thailand,

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
countries that also have sizable future potential. In addition, we won business this quarter in Saudi Arabia and in Turkey with contracts for over 1,000 of our new fully automatic M&P 4 carbine rifle. This is only a sampling, but it represents the traction we are gaining in the International marketplace and the potential we have to grow International sales into a much larger component within our Firearms business.
Now moving to a discussion of product performance in the quarter. We experienced ongoing demand for our revolvers, particularly our small frame revolvers which are generally used for personal protection. Our sources in the marketplace indicate that concern for personal protection remains very strong. That concern is reflected in the large number of first time buyers, Firearms buyers, many of whom are women, in the Firearms training classes that continue to fill up. Pistol sales remained strong as well, particularly sales of our M&P pistols, which were driven by demand in both consumer and Law Enforcement markets. Sales of our M&P tactical rifles grew by over 80% in our second quarter, reflecting the introduction and popularity of our new M&P 15-22 tactical rifles. Our Rochester,
New Hampshire facility delivered exceptional performance in the second quarter. Sales of Thompson Center products increased approximately 12%, reflecting a more streamlined product portfolio that includes two new well-positioned hunting rifles, the TC bold action rifle and the bone collector muzzle loader. These new products helped drive growth in our Thompson Center business. Ongoing performance at the factory level, including cost containment and process improvements helped that growth translate into profitability. As we closed our second quarter, it became increasingly clear that the market is returning to more normalized and historic levels of activity, evidenced in part by the decline in our backlog. This is not an unexpected development and in no way impacts our overall business strategy. We continue to grow market share in normal times, and we have done a tremendous job capitalizing on the opportunities that were created throughout the surge.
Importantly, we have been cautious with our approach to capacity expansion. Focusing on those areas that will support our Company, not only during a demand surge, but in more normalized periods as well. At the same time, we have held our focus on growing those non-consumer portions of our business, both in Perimeter Security and in Firearms, with the Law Enforcement, Federal Government and International markets. Our acquisition of USR has helped to expand and diversify our business and as a result, we continue to deliver year-over-year revenue growth that now spans a broad array of markets and sales channels.
As we become a larger provider of security and protection-related products and services, the growth in non-Firearms and non-consumer categories will be key. Because it is providing us with a diversified revenue base that is less prone to swings in the consumer markets. We are making swift progress. Q2 of last year, the non-consumer or professional markets generated 21% of our revenue. The second quarter this year, those markets made up 31% of our revenue. In Q3, we estimate that 35% of our revenue will come from the professional markets. This is exactly our diversification strategy.
With that, I will turn the call over to Bill Spengler who will provide our financial overview. Bill?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
Thank you, Mike.
Net income in the second quarter was $13.3 million, or $0.21 per diluted share. Compared with a net loss of $76.2 million or $1.62 per share for our second quarter last year. Net income this quarter included a non-cash fair value adjustment to the contingent consideration liability related to our acquisition of USR, that increased fully diluted earnings per share by $0.11 in our second quarter. Without that adjustment, which we explained in our press release, net income for our second quarter was $6.1 million or $0.10 per fully diluted share. In addition, net income in our second quarter last year included the impact of a non-cash impairment charge of $76.5 million. Without that charge, net income for our second quarter of fiscal 2009 would have been a $0.01 per fully diluted share. Therefore, comparable information on our EPS when we exclude the fair value adjustment for the earn-out liability this quarter, and the impact of the impairment charge from last year, is a diluted earnings per share of $0.10 this quarter versus $0.01 last year.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Net sales of $108.8 million in the second fiscal quarter were $35.6 million or 48.6% higher than net sales of $73.2 million for the comparable quarter last year. Sales of $93.4 million in our Firearms business exceeded the expectations we set last quarter, and our Perimeter Security business, USR, performed at the high growth rate anticipated with sales of $15.4 million. Firearms sales grew by $21.6 million, or 32% over last year. Sales of pistols increased 29% on strong consumer and Law Enforcement demand, particularly for our M&P product line. Walther product sales grew by 36% based on strong demand for the PK380 and increased availability of imported Walther products. Revolver sales in the quarter grew by 39%, fueled by ongoing demand for smaller framed revolvers for personal protection. Sales of tactical rifles for the quarter grew by 81%. Driven by consumer demand for our newly launched M&P 15-22, as well as Law Enforcement demand for our standard M&P 15 tactical rifles.
As we have said on prior calls, firearm sales are returning to what we considered to be more normalized levels. As a result, our Firearms order rate began to decline by the end of Q2, and at October 31, our backlog was approximately $96 million, a sequential decline from the prior quarter. While Thompson Center arms revenue increased year-over-year, overall hunting sales were generally flat to last year. Our second quarter reflects the peak period for hunting product sales and it is noteworthy that our results showed stabilization in our black powder sales, which actually achieved a slight increase over the prior year. In addition, the impact of new bolt-action product offerings that Mike mentioned helped to offset sales of discontinued products that occurred during Q2 last year.
Non-firearm sales totaled $4.3 million, a 25% decline versus the prior year. Last year included a large order for handcuffs shipped to Iraq. As mentioned, this was our first full quarter of USR revenues. Orders on hand represents USR’s backlog, consisting primarily of project-oriented contracts that deliver progress payments and are typically never cancelled. That USR backlog was $44.4 million at the end of October, a level more than double that of the second quarter last year. The ongoing build-out of operations in the Perimeter Security business and ongoing operational improvements that are being made as growth occurs helped to drive revenue for our second quarter to approximately $15 million, again, more than double the prior year level.
Total Company gross margin of 31.8% came within the 31 to 32% range of guidance that we provided you last time. And compares favorably to prior year gross margin of 27.1%. The increase was driven largely by higher handgun and tactical rifle sales which created favorable throughput at our main Springfield factory and which were accomplished with significantly reduced promotions. Promotions in our Firearms business were almost $800,000 lower than in the prior year.
We also showed improvement in plant efficiencies at both our Springfield, Massachusetts and Rochester, New Hampshire factories. As we neared the end of our second quarter we began to see gross margins at our Springfield factory decline, which results from beginning to reduce production volumes in response to easing demand in the consumer market. During that time, we also began to reactivate consumer promotions, which will impact gross margins going forward. USR gross profit margins in our second quarter came in below 30%, prior to purchase accounting entries, versus our general target in the mid-30s.
This quarter contained a very few strategically priced projects that came to conclusion and delivered lower than normal gross margins. These projects represented entries into new product and new customer markets and there were learning curves associated with new components and new installation requirements. We have now successfully gained access to these markets and we have assimilated the information related to the new components and installation needs, and as a result, we remain comfortable with our margin outlook for the Perimeter Security business. These projects also laid the foundation for significant future growth. Lastly, as we’ve said before, acquisition-related purchase accounting entries limit our ability to recognize profit on contracts that were in place at the time of acquisition. That requirement unfavorably impacted gross margins in our second quarter by approximately $1.3 million.
Turning to operating expense. Excluding the impact of the impairment charge from our second quarter last year, total operating expense increased by $6.2 million, to $23.4 million or 21.5% of sales. This growth reflects the inclusion in the current quarter of $2.9 million of USR operating expense. It also includes higher profit sharing and incentive compensation, tied to the improved financial performance, partially offset by a reduction in amortization resulting from having taken the impairment charge.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Operating income. Again, excluding the impact of the impairment charge from last year’s numbers, operating income of $11.1 million was $8.4 million, or more than 300% higher than in the comparable quarter last year. Looking at other income and expense, other than the $7.2 million gain associated with the fair valuing of the earn-out liability, the only other items of note were the lack of any significant foreign exchange hedging contracts mark-to-market adjustments in the current period, coupled with lower interest expense that resulted from not having drawn down on our revolving line of credit.
Looking at net income, net income per fully diluted share in the current quarter, again excluding the impairment in the prior year quarter and the gain on the USR earn-out liability in the current quarter was $0.10 versus $0.01 a year ago. For reference, the current quarter share count now reflects the full effect of the 5.4 million shares initially provided to USR shareholders in conjunction with the acquisition. In addition, year-over-year comparisons are affected by the 6 million share offering we completed in May 2009, and the fact that we are fully diluted this year with earnings versus basic last year when we were in a reported loss position. Accordingly, the relevant share count for the quarter is currently 67 million, versus 47 million last year. Adjusted EBITDAS, which is a non-GAAP financial measure that we identify all the information on in our press release, was $16.3 million for the quarter, compared with adjusted EBITDAS of $6.6 million for our second quarter of fiscal 2009.
Now let me turn to the balance sheet. Accounts receivable increased by $16 million to $64 million versus $48 million at the end of last year. $18 million of this is attributable to us now including USR’s accounts receivable, and, therefore, Firearms-related accounts receivable have declined versus the end of last year. Inventories grew to $45.5 million in our second quarter, compared to $41.7 million at the end of last year. The increase was again entirely due to us now consolidating USR inventory. Cash of $46 million at the end of our second quarter compared favorably to cash of $40 million at the end of last year.
Looking now at liabilities. The gross margin achieved in our Perimeter Security business this quarter indicates that USR may not achieve its earn-out targets for calendar 2009. Although we fully believe they will obtain all of the earn-out shares based on achieving the high end of the EBITDAS targets in calendar 2010. As a result, we have transferred 1.2 million shares or approximately $7 million from current liabilities over to long-term liabilities, reflecting that later payout. This shift is not visible in the balance sheet, however, since we also reduced the fair value of the earn-out liability by approximately that same amount to account for the stock price as of the closing date this quarter. It is, again, this fair value decline on the liability that gave rise to the $7 million other income gain in the current quarter.
Subsequent to the close of the quarter we paid off from available cash $4.8 million in long-term debt which carried interest costs in excess of 6%. We saw this as a more optimal use of cash on hand, versus the minimal returns available on cash investment opportunities otherwise. We also expanded the availability on our revolving line of credit with TD Bank from $40 million to $60 million. As we’ve said, we have no current draw on the revolver, and no plan to draw on it in the near future.
Here I’d like to pause for just a moment and reflect on our balance sheet over the past five quarters. At the end of our first quarter in fiscal 2009, that would be July 31st of calendar 2008, we had virtually no cash and approximately an $18 million draw on our revolving line of credit. Five quarters later, we have now reported $46 million of cash on hand and no draw on our revolving line of credit, which has been expanded from $40 million to $60 million of availability. In the interim, we used cash in part to purchase USR, an exceptional Company that is significantly diversifying our revenue.
Now turning to our Q3 outlook. First, in Firearms. As indicated, we began late in our second quarter to reduce production levels in Springfield on certain polymer pistols and tactical rifles as the unusually high demand started to return to more normalized historic levels. We also resumed a number of consumer promotions that will be in place throughout the third quarter. In addition, revenue and related production in hunting Firearms will be lower next quarter, following the peak hunting season that occurred during our second quarter. Turning to Perimeter Security. We anticipate ongoing growth in USR revenues and improvement in gross profit, with gross profit margins in this business now anticipated to return to a level above 30%. However, these margins will again be reduced by the effects of purchase accounting entries, limiting the ability of the USR purchase to meaningfully impact total Company results in Q3.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
So, in summary, we expect third quarter total Company revenue of between $90 million and $95 million. Which would reflect year-over-year growth for our overall business of between 8% and 14%. Within that we anticipate revenue for our Firearms business of between $72 million and $76 million, the balance to come from USR. I would also note that our third quarter always includes scheduled shutdowns in our three Firearms factories over Thanksgiving and Christmas. Those shutdowns limit our production days and further curtail both revenue potential and overhead absorption in the quarter. Total Company gross profit margins for the reasons just explained will reduce in the third quarter to between 25 and 27%. Total operating expense is expected to be sequentially flat due to lower incentive accruals associated with the expected reduction in earnings, offset by expenses for the shot show in January.
That concludes my comments and so now I’ll turn the call back over to Mike.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Thanks, Bill. Now, before we open up the call, I want to mention a few upcoming events. First, the shot show which is our major industry show will take place in Las Vegas in late January. Shot show is an important event for us and as always, we plan a number of new product roll-outs. In fact, two of those new products have very unique and exciting features and we think will be the talk of the show.
Next, we’ll also have several investment conferences coming up. The Wedbush Morgan conference in Los Angeles on December 8th. The Deutsche Bank conference in Naples, Florida on February 9th and the Cowen, Aerospace and Defense Conference in New York City on February 11th. So with that, let’s open up the call for questions from our analysts. Operator?

QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Questions will be taken in the order received. Please press star one to begin. Please wait a few moments for questions to compile. Your first question comes from the line of Reed Anderson with DA Davidson. Please proceed.

Reed Anderson — DA Davidson — Analyst
Good afternoon, thanks for taking my question.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Hey, Reed, how are you?

Reed Anderson — DA Davidson — Analyst
Good, good. Couple things. First off, as it pertains to kind of the outlook and orders and that kind of thing, the one thing that struck me was the cancels were a little bit higher, quite a bit higher this quarter than they were in the first quarter. And I’m just wondering is that really the crux of why the outlook has gotten a little — not that you had a third quarter outlook but why it feels like it’s a little more conservative than we were expecting or was it really more than you thought the demand was heading based on coming out of the second quarter, what you saw in November?

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Mike Golden — Smith & Wesson Holding Corporation — President, CEO
That’s a good question, Reed. And on the cancellations and the backlog, that was not an unexpected thing for us. If you think about it, as the summer progressed, because this quarter’s August, September, October, as the summer progressed into the September time and you started — customers started to see more return to normalized demand levels, they started to see inventory at the retail level start to regain normal positions because if you remember, early in the summer and even late winter last year, there was no inventory that was out there. We watch our distributor inventory, and I think I’ve mentioned this to everyone before, on a weekly basis, by SKU. So we can kind of watch and see what’s out there and see as the — as retail starts to get themselves back into an inventory position in some categories, then you can start to see distributors start to get inventory again, so we start to adjust our projections all according to that.
If you stop and think about the timing of it, you would expect as you got further into the normalization, you start to see more future orders that people have laying out there, that are eating up, hoping to buy, not necessary to have in the system. So I don’t think it was a surprise at all.

Reed Anderson — DA Davidson — Analyst
Okay. That’s helpful. And then as you think about kind of your expectations for Firearms in your third quarter, does it make sense that based on what at least your comments, sounds like the revolver business probably does okay but the slowdown will be more felt clearly in the tactical and the pistol side of the business? Does that make sense?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Let’s step back from it. What really was part of the surge was three categories. Tactical rifles, polymer pistols and small frame revolvers. I mean, that’s really where we saw the impact. Certainly, tactical rifles have returned to normalized levels. Fortunately, we’re really pleased with what we’re seeing with the M&P 15-22, which is a new product that’s kind of brand-new to the world and kind of helps to offset some of the return to normalization. On M&P pistols, they’re still — as we said, we’re still seeing strong sales of polymer pistols and you saw the number on the polymer pistols for the quarter were up over 30%, driven by M&P pistols.
On small frame revolvers, our research shows that the reason people are buying, first time buyers are buying handguns, is for protecting their home and for personal protection. And the small frame revolvers are exactly what that product is for. So we’re continuing to see retail inventory on small frame revolvers not where that needs — it needs to be. The last piece is don’t forget the hunting season is over, so as we walk into — we’re through that and people are starting to make their plans for next year so you start — that has an impact on your volume because you’re going to see a decrease in that run rate that we were seeing in Thompson Center.

Reed Anderson — DA Davidson — Analyst
That makes sense. And then Bill, the purchase accounting adjustment the way that impacts gross margin, sounds like that’s just mainly just you working through the orders that were on the books when you bought. I mean, when do we get through that being more or less a factor?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
Pretty much dies out partway through the fourth quarter, assuming that the items get revenued under the time line we expect, it will — you’ll start to get a much better read-through of USR’s margins or that element will eliminate early on in the fourth quarter.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Reed Anderson — DA Davidson — Analyst
And then also, tax rate, I presume it is what it is because of the non-cash, the way that hits your income statement. Is that correct?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
That is correct.

Reed Anderson — DA Davidson — Analyst
Okay. All right. That’s all I’ve got for now. Thanks, good luck.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
All right, Reed. Thanks.

Operator
Next question comes from the line of Chris Krueger with Northland Securities. Please proceed.

Chris Krueger — Northland Securities — Analyst
Hi, good afternoon, guys.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Hey, Chris, how are you?

Chris Krueger — Northland Securities — Analyst
Good. I think we covered Firearms pretty good there. Looking at the USR business and kind of tacking on to the last question, if you were to just take away these purchase accounting rules, what would EPS contribution have been from USR in the second quarter and we can kind of make up our mind what we think it would be in the third quarter.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
I’m not going to do that spontaneously because I haven’t got that specifically in front of me. But the key items in there are about $1.3 million that’s rolling through cost of goods sold related to eliminating the profit that was on the contracts at the — in the contracts on the date of the acquisition. And then offsetting that, of course, is the $7.2 million gain that’s sitting down in other income. So if you net those two we have a few other amortizations related to some other items that were capitalized under purchase accounting, really kind of trademarks, et cetera, but that’s very small, those are the two key items. So if you net those and divide it by the number of shares, you’ll see that effect.

Chris Krueger — Northland Securities — Analyst
Okay. So above the operating line, I could kind of net out $1.3 million to get the operating?

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
That would be approximately it, yes.

Chris Krueger — Northland Securities — Analyst
Okay. That helps.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
All right.

Chris Krueger — Northland Securities — Analyst
On the USR business, the lower gross margin, just to make sure I understand it, that was due primarily to entering a new type of market or was it a new kind of a new twist on the product or what was the — that you had to kind of ramp up your understanding of it? What was that exactly?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Yes, well, I think the best way to explain it is that there were really two — well, if you look at it there are actually causing essentially the entire effect in the quarter, it’s four contracts out of 78 that are active. It really has to do with an Air Force base of significant size and an Army base. On the Air Force base and at the Army base there were additional product lines or segments that were accomplished for the first time. But getting in in the first place, they were bidding strategically to be in and assure they gained those contracts with that market in each case, so they got the experience with them and were able to leverage from there which they’ve been able to do and then there was a degree of learning curve associated with some of the new products and some of the new installation that they had to do. So that’s reading through now and those are contracts that were bid out months ago and as we’re looking at it it appears that that will be self-correcting over time.

Chris Krueger — Northland Securities — Analyst
Okay. And on that note, and at the military installations, you had this bad tragedy a few weeks ago in Texas. Is there any kind of change in your salesmen or whoever and their contacts within the kind of military circles as far as wanting to protect bases. I know it had nothing to do with a vehicle but just wondering if you had any thoughts there.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Actually, Chris, we’re really proud of the fact that the USR GRAB system is listed by the Army Corps of Engineers as the preferred active barrier system for military bases. So a fair percent of the USR business is coming from military bases and that’s a real growth segment for us that’s out there. As I mentioned on the one Air Force base in South d Dakota they actually listed in their spec going out the GRAB system. They’re not just saying they’re looking for a barrier system. The systems actually that are used at Fort Hood, there’s 26 gates at Fort Hood and USR has all those gates so we’ve already done that facility. And it went in lockdown once they had the tragedy there. It probably heightened the sensitivity for all facilities on the need for accurate, good performing Perimeter Security. But the military, we already have a great relationship with all four branches of the Defense Department.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Chris Krueger — Northland Securities — Analyst
Okay. That’s all I’ve got. Thank you.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Okay. Thanks, Chris.

Operator
(Operator Instructions). Your next question comes from the line of Rommel Dionisio with Wedbush. Please proceed.

Rommel Dionisio — Wedbush Securities — Analyst
Good afternoon.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Hi, how are you.

Rommel Dionisio — Wedbush Securities — Analyst
I want to ask about the International business. This has been a few quarters in a row where you really highlighted strength there. Is there something differently you guys are doing today. Obviously you’ve got a strong product. Have you expanded the sales force or have there been legislative changes that have allowed you to be more competitive in foreign markets.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
That’s a really good question. We see our opportunity outside the United States as the M&P pistol — let me back up for a second. Four years ago we didn’t have the M&P pistol so we really didn’t have a pistol product to effectively compete outside and we didn’t have a rifle to effective compete for contracts. The M&P has been doing extremely well in the tenders that we’re involved in outside the United States, the M&P pistol. Now we have the M&P four carbine rifle which as we said we already won a contract in Turkey and in Saudi Arabia. So our product line has beefed up considerably for that effort. At the same time we have strategically invested in two areas.
One is in manpower and sales resources to be able to pursue those opportunities in key markets. And these are key markets like Turkey, like Iraq, where there’s money to be spent on Iraqi side, in India, places like that that are big opportunities with big opportunities on the horizon. The other is that as we focused our product development, we have put resources in place to beef up our total professional product Firearms range, i.e., the M&P 4 carbine rifle, so we have products for our US Defense Department, for SWAT teams in the United States, but also for defense departments and security forces around the world so it’s a very conscious move on our part to take advantage of the opportunities that are out there, takes a little bit of time, government contracts take longer than a local police department, but the payoff can be very significant.

Rommel Dionisio — Wedbush Securities — Analyst
In the past you’ve had your hands tied to a certain extent because of the laws regarding Congressional approval for overseas contracts. Is there any change there, anything on the horizon legislatively.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
We continue to work on that in DC. That’s an important piece for us, to get the requirement before we have to go to Congress to get approval. I don’t think, Rommel, and maybe there’s one, in the five years I’ve been here I don’t think we’ve ever requested a license that’s been denied but it’s just gone through the paperwork process in DC that’s just a — it’s a boat anchor around our neck. So we continue to work to get that relieved and as some of these big opportunities start to materialize for us, we certainly have I’ll use the word ammunition, no pun intended, to talk to Congress about these are jobs in the United States that could be created. So we continue to work on that.

Rommel Dionisio — Wedbush Securities — Analyst
Great. Thanks very much.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Thanks, .

Operator
Next question comes from the line of Cai von Rumohr with Cowen & Company. Please proceed.

Cai von Rumohr — Cowen & Co — Analyst
Yes, thanks so much.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Hi, Cai.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
Hi, Ca.

Cai von Rumohr — Cowen & Co — Analyst
If you look at the mix data, October, November, obviously November’s down but it’s still like 13% above where 2008 was, and the October number also kind of pretty good, obviously decelerating but still pretty good, but yet you have a very sharp decline in sales to where we’re somewhat above, maybe 10% above where we were in 2008 which was not such a good year. Is the problem here that we have inventories returning to normal means that we have excess inventory in the channel, just because folks were so anxious to get guns so that this sharp dropoff reflects a burnoff of inventory or would your expectation be that kind of that would — the inventories remain kind of seasonal basis normal with the sales you’re projecting?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
I would say, again, Cai, remember, I said in the past is we look at inventory at our distributor level by SKU weekly. So we know what’s out there. And I would say that there are not — there is not what I would — by any stretch what I would call excess inventory

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC — Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
in the channel. In fact, in some cases like small frame revolvers, we’re continuing to hear that even retailers are not at the level where they’d like to be so it’s not at all a reflection of that there’s too much inventory, based on the information that we see. And we talk to these guys all the time so we’re pretty sure we’re reading this right.

Cai von Rumohr — Cowen & Co — Analyst
So are you seeing that kind of the $72 million, $76 million reflect kind of the sell-through level? I mean, you know, basically if you hit that number, the inventories will be more or less normal? I know that they tend to build in inventory because the fourth quarter tends to be a little bit bigger, but — so that’s a number that doesn’t bring inventory down, doesn’t really grow them other than seasonal levels, that’s just kind of the new normal, if you will?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Yes, there’s some categories, I don’t for competitive reasons don’t want to say what they are, Cai but where we are — we’re working 24/7. So there are some capacity limitations that we have that would not tie to what you’re saying. So if we could make more, we have the orders for them. But I don’t think that this — at these numbers, we’re not expecting to see a significant build or quite honestly decrease in inventory levels that are out in the channel.

Cai von Rumohr — Cowen & Co — Analyst
Okay. Because this is really, as I recall, you do — you have 54 production days in the third quarter, but you also, because of the summer vacations, had 54 production days in the summer, so this really reflects a pretty big overall stepdown in terms of underlying demand.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Keep in mind, Cai, last year in this quarter was the beginning of the so-called surge, right, and we had inventory — we could sell what we were making plus we had all this inventory. We had inventory to be able to build orders also. So the third quarter last year was a blockbuster quarter because people were — there was no inventory at retail. People were buying as quick as we could make it plus we started with some inventory so you’re really indexing against a —

Cai von Rumohr — Cowen & Co — Analyst
I’m not talking about — last year was clearly abnormally strong. If you look at your backlog, $96 million, it’s down a lot from where it was in July but kind of if we go back to before then, it was like 20, 30, 40, 50. It’s still a pretty big number. Should we basically say that number is pretty much gas. People placed all these orders because they wanted to get the guns. Does not really reflect any real demand or how would you read that?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
The backlog is higher in several of the categories that, as I mentioned, we continue to see polymer pistols and J frame, small frame revolvers, continue to see the buying that we’ve seen in the past. So it’s not like it’s evenly spread across all categories. We have some new products in there like the M&P 15-22 and the Walther PK380. That are part of that backlog. So it’s not that it’s spread evenly and if you just kind of kept doing what you would doing it would come down at an even pace. That’s not what it is.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC — Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Cai von Rumohr — Cowen & Co — Analyst
But it’s clearly like the tactical rifles, that’s the M&P 15-22, have slowed a lot?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Well, that’s back to normalized rates. The M&P 15-22 is brand-new and stores are still clamoring for them.

Cai von Rumohr — Cowen & Co — Analyst
If we look at cash flow, could you tell us what was the CapEx and overall depreciation and amortization in this quarter and what are we looking for for the year now?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
Hold on. We’re going to have to get that in front of us, Cai.

Cai von Rumohr — Cowen & Co — Analyst
Just a qualitative question on that. I think going into this quarter, you were going to spend CapEx to judiciously expand capacity where you needed it. Do you still feel the same need to expand capacity or has that kind of passed us by?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
No, actually, Cai, there’s two reasons why we would be doing that. One is you heard what I said on polymer pistols and we also think that that’s a fairly safe bet for us with M&Pes because of the momentum that we’re seeing Internationally with Law Enforcement. Plus, government contracts, plus the retail business is strong. Also, as we get into — we mentioned the shot show’s coming up in next month and we’ve got some new products that we will be starting to ship into the marketplace in the first six months of next calendar year, several of them that we think are going to be very, very — the wording I used was the talk of the show. So some of that is capital is required for some of these new products.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
Okay, I’ve got a couple of quick answers, then, Cai. Year-to-date on capital, $7 million. We think that’s about $3.5 million, $3.5 million split between Q1 and Q2. We think the full year forecast is relatively higher than normal which is about 20. We think that we had about $7 million worth of depreciation in the current quarter.

Cai von Rumohr — Cowen & Co — Analyst
$20 million for CapEx for the year?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
For this fiscal year.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC — Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
Entire year. Of which we’ve done 7 to date.

Cai von Rumohr — Cowen & Co — Analyst
Okay. Okay. Thank you.

Operator
Your next question comes from the line of Chidozie Ugwumba with Neuberger Berman Asset Management. Please proceed.

Chidozie Ugwumba — Neuberger Berman — Analyst
Hi. Thanks for taking my question.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
How are you?

Chidozie Ugwumba — Neuberger Berman — Analyst
I’m well, thanks. So just a couple of things. Does the current guidance just can you clarify whether the current guidance contemplates cancellations accelerating materially into next quarter?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
The numbers Bill talked about were only 4Q, the current quarter, Q3, right, which we’re about halfway through that, and we are not seeing any kind of — up until now, any kind of increase in that rate.

Chidozie Ugwumba — Neuberger Berman — Analyst
Okay. So then —

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Actually, if you stop and think about it, we started at 268, so a lot of the stuff that was out there that people had put in, based on the increase in demand the industry was seeing, as it returns to normal levels that’s kind of all flushed out.

Chidozie Ugwumba — Neuberger Berman — Analyst
Okay.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
A lot of it is certainly.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC — Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call

Chidozie Ugwumba — Neuberger Berman — Analyst
Okay. So if we think of $72 million to $76 million, Firearms revenue for next quarter as a level that doesn’t meaningfully change inventory in the channel and at a level at which at the end of the quarter backlog is sort of back to normalized levels, how should we think of the growth from that base sort of across your Firearms business as we look out three to five years?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
I’m not sure I fully understand your question but we did not say that we think that — Cai was right when he said backlog is typically — if you looked before the increase in demand that came last year, top of my head it was always between $20 million and $25 million. So we did not say that it would be back at that level. We haven’t made any kind of forecast on that. But explain the rest of your question again.

Chidozie Ugwumba — Neuberger Berman — Analyst
So if you — I was just sort of trying to get to some — how to think about either next quarter or potentially the quarter after that as a new base and then how to think about sort of normalized growth off of that base over some multi-year period. How do you think about sort of top line growth in your business once you’ve gone through this sort of hump?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Well, let me just kind of give you history. And maybe this will help. If you look at the — if you look at the industry, and let’s talk about handgun side right now. It historically has grown at about mid single digit levels. And you can go back and look over the last 20 years and that’s about what it is. If you look at the Smith & Wesson business over the last couple years, we had — the handgun business grew at about double what the industry was growing at. Then don’t forget on top of that for us, we have this phenomenal opportunity that we’re capitalizing on in USR.

Chidozie Ugwumba — Neuberger Berman — Analyst
I actually was trying to get — stay just with the Firearms business.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Okay. Don’t miss the opportunity that we’re capitalizing on on Perimeter Security.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
One thing we’ve done, Chidozie, and we may have shared this with you before, is to put out there on more than one occasion longer term three to five year growth targets or total revenue targets. I don’t have those in front me here but I think we get out there around the $600 million mark in three to five years. So if you — and you can look at the chart and get an idea of what —

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
That’s on the —

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
That’s on the side. You can see from the chart, I think it’s about 650 as I recall. I don’t have that pulled up in front of me. But you’ll be able to see kind of a general split that we put out there with the Perimeter Security business, long guns and handguns.

Chidozie Ugwumba — Neuberger Berman — Analyst
Okay. Fair enough. So my — just a last question. As I sort of look at the — what’s implied for USR in your guidance for next quarter, the growth, the sequential growth relative to this quarter doesn’t seem sort of to be in keeping with the growth in the backlog, you know, sort of in the quarter that just ended. So if you think of sort of backlog to revenue, converting over some six to nine month period, there should be a relationship between the two. Am I looking at that right or can you help me understand whether there’s something particular about next quarter where growth may be slowing in USR?

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
It is kind of implying a 15 to 20% sequential growth. And the rate at which you’re bringing in new contracts can’t spontaneously be revenued in the subsequent quarter. And we are in a cycle of building out the number of folks to deliver on the contracts and ramping the revenue rate but you are in a situation where backlog may run a bit ahead of the capacity to revenue as we continue to progress in building out the business and keeping up with the backlog development.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
The other thing on that is think about — these are construction projects so in the December, January, February time frame, projects slow down just because of the weather and you start to see a slower piece of that.

Chidozie Ugwumba — Neuberger Berman — Analyst
I guess that’s the sort of seasonal effect I was trying to get more color on. And then just I guess to follow up on the response relative to capacity to revenue, how do you look at the additions in capacity you’re making in that business and what you’re going to be sized to deliver on a revenue — on revenue in that business, sort of nine to 12 months out?

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
USR you’re referring to?

Chidozie Ugwumba — Neuberger Berman — Analyst
Yes, USR.

Bill Spengler — Smith & Wesson Holding Corporation — EVP, CFO
Well, we don’t have a lot of — we don’t do a lot of manufacturing at USR. Very little. We source part of it and we assemble. But it’s not a basic manufacturing business, such as we would be. So really what you’re doing is headcount related and the opportunity to see the inbound order rate and to build out against the kind of project rate that you see coming in. There’s always an opportunity for very chunky contracts to come in. In that event, you’d take a specific look at that and you might invest ahead of time to make sure you had specific project management and offices, et cetera, on a chunky contract but in general, I think we’re just working with the inbound order rate we’re seeing, the growth that we’re seeing, and looking to — we have general

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call
things that we’re trying to achieve, such as we have a plan laid out there in fiscal 2011 is a way to look at it of $90 million to $100 million. So we know what we need to get. We have a general idea of what the structure of the contracts supporting that would look like. So we know targets for the organization to build out against.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
The other thing to think about on USR is think about a facility where we — we come in and the first time we do a project, we’re starting from scratch working with the security people or the facilities people to design the system and put the system in. If there’s multiple entries or there are multiple facilities to that Company, many cases they want the same thing over in Albuquerque or wherever it is so you don’t have to do all the up front work which starts to reduce your expense that’s in there and also the time it takes for projects to happen because you’ve already got the design already done and a lot of the business is becoming more and more repeat businesses for USR because of the credibility they’re earning as they do a facility.

Chidozie Ugwumba — Neuberger Berman — Analyst
Great. Thank you.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Thanks, good to hear from you.

Operator
Ladies and gentlemen, that concludes the Q&A portion for today’s conference. I would now like to turn the call to Mr. Michael Golden for closing remarks.

Mike Golden — Smith & Wesson Holding Corporation — President, CEO
Thank you, operator. Thanks to each of our employees for your help in delivering another great quarter and thanks to all of you for joining us today. We hope to see you at one of our upcoming events. Until then, thanks again for joining us and we’ll talk to you next quarter.

Operator
Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.

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FINAL TRANSCRIPT
Dec. 03. 2009 / 10:00PM, SWHC – Q2 2010 Smith & Wesson Holding Corporation Earnings Conference Call

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